Exhibit (a)(6)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK
(Including the Associated Rights to Purchase Shares of Series A Junior
Participating Preferred Stock)

of

DADE BEHRING HOLDINGS, INC.

at

$77 Net Per Share in Cash

by

BELFAST MERGER CO.
a wholly-owned subsidiary of
SIEMENS CORPORATION
an indirect, wholly-owned subsidiary of
SIEMENS AKTIENGESELLSCHAFT

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 5, 2007, UNLESS THE OFFER IS EXTENDED.

          , 2007

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated August 8, 2007 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Belfast Merger Co., a Delaware corporation (“Purchaser”), which is a wholly-owned subsidiary of Siemens Corporation, a Delaware corporation (“Parent”), which is an indirect, wholly-owned subsidiary of Siemens Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany, to purchase all outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of Dade Behring Holdings, Inc., a Delaware corporation (the “Company”), together with the associated rights to purchase shares of Series A Junior Participating Preferred Stock (the “Rights”) issued pursuant to the Rights Agreement (the “Rights Agreement”), dated as of October 3, 2002, between the Company and Mellon Investor Services LLC as Rights Agent (the Common Stock and the Rights together being referred to herein as the “Shares”), at $77.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase.

We are the holder of record of the Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

1. The tender price is $77.00 per Share, net to you in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

2. The Offer is being made for all outstanding Shares.

3. This Offer is being made in accordance with an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 25, 2007, by and among Parent, Purchaser and the Company. The Board of Directors of the Company, at a meeting held on July 24, 2007, determined by unanimous vote that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable, fair to and in the best interests of, the Company’s stockholders, and approved and adopted the Merger Agreement and the transactions contemplated thereby. The Board of Directors unanimously recommends that the Company’s stockholders tender their Shares pursuant to the Offer and, if required under Delaware law, vote to adopt the Merger Agreement.

4. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 5, 2007, UNLESS THE OFFER IS EXTENDED.

5. The Offer is conditioned upon, among other things, (i) a number of Shares being validly tendered and not withdrawn on the applicable Expiration Date (as defined in the Offer to Purchase) for the Offer that, together with any Shares beneficially owned by Parent or any of its direct or indirect subsidiaries (including Purchaser), constitute a majority of (a) all outstanding Shares plus, at the election of Parent, (b) Shares issuable upon exercise of options and other similar rights that by their terms are or will become exercisable before six months after the acceptance for purchase by Purchaser of Shares pursuant to the Offer and (ii) the receipt of approvals required by or the expiration or termination of the applicable waiting period under United States antitrust law and the European Merger Control Law. The Offer is also subject to the satisfaction or waiver of certain other conditions. See Sections 1 and 13 of the Offer to Purchase.

6. Any stock transfer taxes applicable to the sale of the Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

7. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent, or except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser in the Offer. However, federal income tax backup withholding at a rate of 28% may be required. See the Letter of Transmittal and Sections 3 and 5 of the Offer to Purchase for more information.

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of the Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser shall make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of the Shares in such state. In those jurisdictions where the “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK

of

DADE BEHRING HOLDINGS, INC.

by

BELFAST MERGER CO.
a wholly-owned subsidiary of
SIEMENS CORPORATION
an indirect, wholly-owned subsidiary of
SIEMENS AKTIENGESELLSCHAFT

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 8, 2007 and the related Letter of Transmittal in connection with the Offer by Belfast Merger Co., a Delaware corporation, which is a wholly-owned subsidiary of Siemens Corporation, a Delaware corporation, which is an indirect, wholly-owned subsidiary of Siemens Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany, to purchase all outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of Dade Behring Holdings, Inc., a Delaware corporation (the “Company”), together with the associated rights to purchase shares of Series A Junior Participating Preferred Stock (the “Rights”) issued pursuant to the Rights Agreement (the “Rights Agreement”), dated October 3, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent (the Common Stock and the Rights together being referred to herein as the “Shares”), at $77.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).

This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be tendered:*

Certificate Nos. (if available):

Account No.:

Dated:  , 2007
SIGN HERE

Signature(s):

Please type or print address(es):

Area Code and Telephone Number: (    )

Taxpayer Identification or Social Security Number(s):

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.